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                                                                       Ex. 10.6

                                   LOAN AGREEMENT

between

1.    HEXAL AG, INDUSTRIESTRASSE 25, 83607 Holzkirchen, Germany

      represented by the member of the managing board, Werner Leppla

      - the Lender -

and

2. HEXAL PHARMACEUTICALS INC., 227-15 N. Conduit Avenue, Laurelton, New York 11413, USA

      represented by the vice president, Mr. Werner Leppla

      - the Borrower -


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                                    SECTION 1
                                 PAYMENT OF LOAN

The Lender grants the Borrower a loan in the amount of

                                USD 60.000.000,00

                           (in words: sixty Million USD)

which shall be paid out in one amount at the Borrower's request. The loan is paid into an account to be determined by the Borrower in writing.

The Borrower assures that all currency authorisations for the borrowing have been given.

                                    SECTION 2
                               PURPOSE OF THE LOAN

The Borrower commits himself to use the funds received under this loan agreement exclusively for the following purposes:

- purchase of share capital of EON Labs Inc.

                                    SECTION 3
                                    INTEREST

From the day of the first payment of loan onwards the loan is to yield an interest of

                                   8,75 % p.a.

The interest is calculated on the basis of act./360. The payments of interest are due at the respective last bank working day in Germany at the end of each quarter.


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                                    SECTION 4
                              REPAYMENT OF THE LOAN

The loan is to be redeemed In one amount after termination pursuant to Section 7 or according to a special agreement.

The Borrower is entitled to redeem whenever and whatever amount.

In case the Borrower does not redeem the loan when due, it is in default without written reminder.

                                    SECTION 5
                                     DEFAULT

If the Borrower is in default with the redemption, it is to pay interest on the outstanding amount of redemption with an additional 3 % p.a. (default interest).

                                    SECTION 6
                               REPORTING OBLIGATION

The Borrower commits himself to send to the Lender the annual statement of accounts including the balance sheet and profit and loss account respectively three months after the end of the business year at the latest.

The Borrower shall grant permission to the Lender to inspect its books upon request. The inspection is to be granted to the Lender himself or to a third party appointed by the Lender who is bound to secrecy by act of law.

The Borrower shall not be entitled to grant loans to third parties or to be granted loans by third parties without the prior consent of the Lender.


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                                    SECTION 7
                                   TERMINATION

The loan agreement can be terminated by both parties by giving a three month's written notice.

The Lender can terminate the agreement for an important reason without giving due notice. An important reason in particular exists if the Borrower uses the funds received due to this loan agreement contrary to the purpose agreed upon in Section 2 or if the Borrower is in default by more than 30 days with a repayment of interest or redemption.

After the termination, the principal amount of the loan still outstanding, including the interest accrued, becomes due for repayment.

                                    SECTION 8
                             COLLATERAL FOR THE LOAN

No particular collateral for the loan is provided for in this agreement. However, the Borrower is obliged to provide appropriate collateral upon written request of the Lender.

                                    SECTION 9
                                    PAYMENTS

All payments made by the Borrower to the Lender are to be directed to the account of the Lender at:

Deutsche Bank AG
Promenadeplatz 15
80333 Munchen
Bank Code; 700 700 10
Swift-Code: DEUT DE MM 700
Account number: 1788520/005 USD

The payments are made in the currency determined in Section 1, as long as this currency continues to exist as deposit money. If the currency agreed upon in
Section 1 is replaced by another, sole legal currency, it replaces the currency determined in Section 1.

All payments are to be made without deductions by virtue of fiscal, customs or currency provisions (gross upon).


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                                   SECTION 10
                           SET-OFF/RIGHT OF RETENTION

The Borrower can only claim a set-off vis-a-vis the Lender if the claim of the Borrower is, according to written agreement, undisputed or recognized by declaratory judgement.

The Borrower can only enforce a lien if the claim for payment of the Lender and the counterclaim of the Borrower are based on the same contractual relationship.

                                   SECTION 11
                               COLLATERAL CLAUSES

Collateral agreements, changes and supplements to this agreement have to be made in writing. This in particular applies for the abolition of the requirement of written form.

This agreement shall be governed in accordance with the laws of the Federal Republic of Germany.

Exclusive place of jurisdiction shall be Munich.

If certain provisions of this agreement are invalid or unenforceable, the validity of the remaining provisions shall not be affected. Instead of the invalid or unenforceable provision the parties shall agree upon a provision which in its economic and legal contents corresponds as closely as possible to the invalid or unenforceable provision.

Holzkirchen, dated 27.11.2000

/s/ Werner Leppla                      /s/ Werner Leppla
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HEXAL AG                               Hexal Pharmaceuticals, Inc.


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